UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2006

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 3, 2006, Option One Loan Warehouse Corporation (“OOLWC”), a wholly owned indirect subsidiary of H&R Block, Inc. (the “Company”) and a direct wholly-owned subsidiary of Option One Mortgage Corporation (“OOMC”), amended (i) the Amended and Restated Sale and Servicing Agreement dated as of August 5, 2005, among OOMC, OOLWC, Option One Owner Trust 2003-4 (the “Trust”) and Wells Fargo Bank Minnesota, National Association (“Wells Fargo”) and (ii) the amended and restated Note Purchase Agreement dated as of August 5, 2005 (the “NPA”), among OOLWC, the Trust, Falcon Asset Securitization Corporation, Jupiter Securitization Corporation, Preferred Receivables Funding Corporation, financial institutions party thereto and JPMorgan Chase Bank, N.A. (“JP Morgan”).

Among other things, the amendment (i) extended the term of OOMC’s off-balance sheet financing arrangement with JPMorgan (the “JPM Warehouse Facility”) to October 2, 2007, (ii) substituted Park Avenue Receivables Company LLC as a party to the NPA in place of Preferred Receivables Funding Corporation, and (iii) removed Jupiter Securitization Corporation as a party to the NPA.

The JPM Warehouse Facility provides funding totaling $1,000,000,000 and bears interest at one-month LIBOR plus additional margin rates. The JPM Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, capital adequacy test, non-warehouse leverage ratios, net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the JPM Warehouse Facility. In addition, the JPM Warehouse Facility permits JPMorgan at any time to require the Trust to redeem specified borrowed amounts outstanding under the JPM Warehouse Facility.

Under the JPMorgan Warehouse Facility, non-prime loans originated by OOMC are sold daily to the Trust, which utilizes the JPM Warehouse Facility to purchase the loans. The Trust subsequently sells the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K for the fiscal year ended April 30, 2006.

Certain parties to the JPM Warehouse Facility have other relationships with the Company or its affiliates. JPMorgan and an affiliate of Wells Fargo are lending parties pursuant to two $1,000,000 revolving credit facilities maintained by Block Financial Corporation (“BFC”), as borrower, and the Company, as guarantor, with various lenders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Pursuant to the JPM Warehouse Facility, OOMC provides a guarantee up to a maximum of approximately 10% of the aggregate principal balance of mortgage loans held by the Trust before ultimate disposition. This guarantee would be called upon if the sale of mortgage loans did not generate adequate proceeds to satisfy the Trust’s current or ultimate payment obligations. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to these guarantees would be approximately $100,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	October 5, 2006	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary